Exhibit 3.(i)

Certificate of Incorporation

Of

THE 18TH LETTER, INC.

Pursuant to Section 402 of the Business Corporation Law

It is hereby certified that:

1. The name of the corporation is:  THE 18TH LETTER, INC.

2. The purposes for which the corporation is formed are:

To do any act or activity for which corporation s may be formed under the Business Corporation Law, provided that the corporation shall not engage in any activity which requires the consent or approval of any state office, agency, board, department or any other body without first obtaining such consent or approval.

For the accomplishment of the aforesaid purposes, and in furtherance thereof the corporation shall have and may exercise all of the power conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any statute of the State of New York.

3. The office of the corporation shall be located in the County of Nassau

4. The aggregate number of shares which the corporation shall be authorized to issue is:

200 with no par value

5. The Secretary of State is hereby designated as agent of the corporation upon whom process against the corporation may be served. The Post Office address to which the Secretary of State shall mail a copy of any such process is:

95 Seaview Blvd., Suite 200

Port Washington, NY 11050

6. No Directors of this corporation shall be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity provided that this provision shall not limit the liability of any director if a judgment or other final adjudication adverse to him establishes that his act or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated section 719 of the New York Business Corporation Law.

7. The undersigned incorporator is of the age of eighteen years or over.

In witness thereof, the undersigned affirms under the penalties of perjury that the statements contained are true.

Dated: 03-12-2002	/s/ Alexander Almonte
Alexander Almonte
1201 N. Orange St. Suite 762
Wilmington, DE 19801

©ALCO Corporate Services, Inc.

Statement of Incorporator in Lieu of Organizational Meeting

of

THE 18TH LETTER, INC.

The certificate of incorporation of the above-named corporation having been filed in the Office of the Secretary of State of the State of New York, the undersigned being the incorporator named said certificate, does hereby state that the following actions were taken on this day for the purpose of organizing this corporation:

1. By-laws for the regulation of the affairs of the corporation were adopted by the undersigned incorporator and were ordered inserted in the minute book immediately following the copy of the certificate of incorporation and before this instrument.

2. The undersigned hereby resigns as incorporator of the corporation as of the date set forth below.

The following are hereby elected as the director(s) of the corporation to hold office until the first annual meeting of the corporation or until their successors are elected and qualified:

Richard V. Singer, II

Dated: 3/13/02	/s/ Alexander Almonte
Alexander Almonte
1201 N. Orange St. Suite 762
Wilmington, DE 19801

ARTICLES OF INCORPORATION

OF

THE 18TH LETTER, INC. MERGER SUB

FIRST:  The name of the corporation is THE 18TH LETTER, INC. MERGER SUB

SECOND:  Its registered office in the State of Nevada is located at 1155 West 4th Street, Suite 214, Reno, Nevada 89503. The name of its resident agent at that address is The Corporate Place, Inc.

THIRD:  The aggregate number of shares of all classes of stock, which the Corporation shall have authority to issue is Two Hundred Twenty Five Million (225,000,000) of which Two Hundred Million (200,000,000) shares will be designated $.001 par value Class A Convertible Preferred Stock (“Class A Convertible Preferred Stock”), and Twenty-Five Million (25,000,000) shares shall be designated $.001 par value preferred stock (“Preferred Stock”). Without further authorization from the shareholders, the Board of Directors shall have the authority to divide the Class A Convertible Preferred Stock into separate classes or series with such designations, preferences or other special rights, or qualifications, limitations or restrictions thereof prior to issuance of any or all of the shares of such Class A Convertible Preferred Stock, and to forward or reverse split or divide into separate such issues shares of Class A Convertible Preferred Stock without affecting the total number of shares of Class A Convertible Preferred Stock authorized hereby, and, further, to divide and issue from time to time any or all of the Twenty-Five Million (25,000,000) shares of such Preferred Stock into one or more series with such designations, preferences or other special rights, or qualification, limitations or restrictions thereof, as may be designated by the Board of Directors, prior to the issuance of such series, and the Board of Directors is hereby expressly authorized to fix by resolution or resolutions only and without further action or approval of the corporation’s shareholders, prior to such issuance, such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions, including, without limitation the date and times at which, and the rate, if any, or rates which dividends on such series of Class A Convertible Preferred Stock or Preferred Stock shall be paid; the rights if any, of the holders of such class or series of the Class A Convertible Preferred Stock or Preferred Stock to vote and the manner of voting, except as otherwise provided by the law, the rights, if any, of the holders of shares of such class or series of Class A Convertible Preferred Stock or Preferred Stock to convert the same into, or exchange the same for, other classes of stock of the Corporation and the terms and conditions for such conversion or exchange; the redemption price or prices and the time at which, and the terms and conditions of which, the shares of such class or series of Class A Convertible Preferred Stock or Preferred Stock may be redeemed; the rights of the holders of shares of such class or series of Class A Convertible Preferred Stock or Preferred Stock upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, and the terms of the sinking fund or redemption or purchase account, if any, to be provided for such class or series of Class A Convertible Preferred Stock or Preferred Stock. The designations, preferences, and relative, participating, optional or other special rights, the qualifications, limitations or restrictions thereof, of each additional series, if any, may differ from those of any and all other series already outstanding. Further, the Board of Directors shall have the power to fix the number of shares constituting any classes or series and thereafter to increase or decrease the number of shares of any such class or series subsequent to the issue of shares of that class or series but not above the number of shares of that class or series then authorized.

FOURTH:  The governing Board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this Corporation.

The name and address of the first Board of Directors, which shall be one (1) in number, are as follows:

NAME	ADDRESS

Rick Singer	1155 W. 4th Street, Suite 214
Reno, NV 89503

FIFTH:  The name and address of the incorporator signing the Articles of Incorporation is as follows:

NAME	ADDRESS
Chasity Thompson	1155 W. 4th Street, Suite 214
Reno, NV 89503

SIXTH:  To the fullest extent permitted by Nevada Revised Statute 78.037 as the same exists or may hereafter be amended, an officer or director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages due to breach of fiduciary duty as such officer or director.

SEVENTH:  The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Nevada.

EIGHTH:  The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1)                                  The Board of Directors shall have power without the assent or vote of the stockholders:

(a)                                  To make, alter, amend, change, add to or repeal the by-laws of the Corporation; to fix and vary the amount of capital or shares of the Corporation’s capital stock to be reserved or issued for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(b)                                 To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

(2)                          The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote there at (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it has been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

(3)                          In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Nevada, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

(4)                          The holders of one-third of the voting power of the shares entitled to vote at a meeting, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any regular or special meeting of shareholders.

(5)                          Cumulative voting by the shareholders of this Corporation shall not be permitted in any election of directors.

IN WITNESS WHEREOF, the undersigned, Chasity Thompson, the purposes of forming a corporation pursuant to the General Corporation Law of the State of Nevada, does make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true; and accordingly I have hereunto set my hand this 9th day of September, 2004.

/s/ Chasity Thompson

Chasity Thompson, Incorporator

STATE OF NEW YORK

CERTIFICATE OF MERGER OF

THE 18TH LETTER, INC., A NEW YORK CORPORATION

INTO

THE 18TH LETTER, INC. MERGER SUB, A NEVADA

CORPORATION (THE SURVIVING CORPORATION)

Pursuant to Section 907 of the Business Corporations Law

It is hereby certified that:

FIRST:  The name of each constituent corporation is the 18th Letter, Inc., a New York Corporation and the name of the Subsidiary which is hereinafter referred to as the surviving entity is The 18th Letter, Inc. Merger Sub.

SECOND:  There are currently One Hundred (100) shares of common stock of the parent corporation outstanding and converted into a 1 for 1 shares basis to the shareholders of the Surviving corporation. None of the said outstanding shares are owned by the surviving corporation.

THIRD:  The 18th Letter, Inc. Merger Sub (the surviving corporation) was formed under the laws of the State of Nevada on September 9, 2004. No application for authority to do business in the State of New York has been filed and no such application will be filed with the Department of State.

FOURTH:  The 18th Letter, Inc., a New York corporation filed its Certificate of Incorporation with the State of New York on the 12th day of March 2002.

FIFTH:  The 18th Letter, Inc. Merger Sub or the Surviving entity organized under the laws of the State of Nevada may be served with process in the State of New York in any action or special proceeding for the enforcement of any liability or obligation of any domestic corporation or of any foreign corporation, previously amenable to suit in this state, which is a constituent corporation in such merger or consolidation, and for the enforcement, as provided in this chapter, of the right of shareholders of any constituent domestic corporation to receive payment for their shares against the surviving or consolidated corporation.

SIXTH:  Subject to the provisions of section 623 the surviving or consolidated foreign corporation will promptly pay to the shareholders of each constituent domestic corporation the amount, if any, to which they shall be entitled under the provisions of this chapter relating to the right of shareholders to receive payment for their shares.

SEVENTH:  The surviving corporation hereby designates the Secretary of State as its agent upon whom process against it may be served in the manner set forth in paragraph (b) of section 306 (Service of process), in any action or special proceeding. The Secretary of State may be served or mailed a copy of any process against the surviving corporation at the following address:

The SPO Group, 2724 Routh Street, Dallas, TX 75201

Such address shall supercede any prior address designated as the address to which process shall be mailed.

EIGHTH:  The surviving corporation hereby certifies that all fees and taxes (including penalties and interest) administered by the department of taxation and finance which are then due and payable by each constituent domestic corporation have been paid and that a cessation franchise tax report (estimated or final) through the anticipated date of the merger or consolidation (which return, if estimated, shall be subject to amendment) has been filed by each constituent domestic corporation and (ii) the 18th Letter, Inc. Merger Sub or the surviving foreign corporation will within thirty days after the filing of the certificate of merger or consolidation file the cessation franchise tax report, if an estimated report was previously filed, and promptly pay to the department of taxation and finance all fees and taxes (including penalties and interest), if any, due to the department of taxation and finance by each constituent domestic corporation.

NINTH:  The issuance of shares of the surviving corporation to the shareholders of the parent corporation on surrender of any certificates thereof is 1 for 1.

TENTH:  No amendments are being filed.

ELEVENTH:  The proposed merger has been approved by the shareholders of the parent corporation in accordance with paragraph (a) of section 903, and the Plan of Merger has been adopted by the Board of Directors of the Subsidiary.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 9th day of September. A.D., 2004.

THE 18TH LETTER, INC. MERGER SUB (the “Surviving Corporation”)

By:	/s/ Rick Singer
Rick Singer, President

THE 18TH LETTER, INC.

By:	/s/ Rick Singer
Rick Singer, President

ARTICLES OF MERGER

Of

THE 18TH LETTER, INC.

Pursuant to Nevada Revised Statutes Chapter 92A, and Excluding 92A.200 (4b)

1.                                       The Name and Jurisdiction of organization of each constituent entity (NRS 92A.200) are as follows:

A.                                   The name of the merging entity is THE 18TH LETTER, INC., a corporation organized under the laws of the State of New York; and

B.                                     The name of the entity being merged into, or the surviving entity, is THE 18TH LETTER, INC. MERGER SUB, a corporation organized under the laws of the State of Nevada.

2.                                       The forwarding address where copies of process may be sent by the Secretary of State of Nevada is care of:

Chasity Thompson with The SPO Group

2724 Routh Street

Dallas, Texas 75201

3.                                       The undersigned declares that a plan of merger has been adopted by each constituent entity pursuant to NRS 92A.200.

4.                                       The plan discussed in Section 3 hereof was approved by the required consent of the owners of THE 18TH LETTER, INC. and THE 18TH LETTER, INC. MERGER SUB.

5.                                       Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available:

Article 1:  The name of the company has been amended to National Storm Management, Inc.

6.                                       Location of Plan of Merger.

A.                                   The entire plan of merger is on file at the registered office of the surviving corporation.

7.                                       Effective date.

A.                                   The effective date shall be the date set forth below in Section 8.

8.                                       Signatures.

THE 18TH LETTER, INC. (Merging entity)                                                                     THE 18TH LETTER, INC. MERGER SUB (Surviving entity)

/s/ Rick Singer	/s/ Rick Singer
Rick Singer, President	Rick Singer, President

Dated: 9/10/2004	Dated: 9/10/2004